Exhibit 99.1

National Bank Holdings Corporation Announces

First Quarter 2026 Financial Results

NYSE Ticker: NBHC

Denver, Colorado, April 21, 2026 - (Globe Newswire) – National Bank Holdings Corporation (the “Company” or “NBHC”) reported:

	For the quarter(1)			For the quarter - adjusted(1)(2)
	1Q26	4Q25	1Q25	1Q26	4Q25	1Q25
Net income ($000's)	$20,793	$16,036	$24,231	$32,607	$22,748	$24,231
Earnings per share - diluted	$0.46	$0.42	$0.63	$0.72	$0.60	$0.63
Return on average assets	0.70%	0.65%	0.99%	1.09%	0.92%	0.99%
Return on average tangible assets(2)	0.79%	0.73%	1.09%	1.20%	1.02%	1.09%
Return on average equity	5.02%	4.57%	7.42%	7.87%	6.48%	7.42%
Return on average tangible common equity(2)	7.75%	6.58%	10.64%	11.79%	9.10%	10.64%

(1)	Quarterly ratios are annualized.
(2)

Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” tables for reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered solid first quarter results, with adjusted earnings of $0.72 per diluted share and a net interest margin of 4.06%. Record quarterly loan fundings of $805.5 million drove organic loan growth of 12.4% annualized. Adjusted pre-provision net revenue increased 21.7% from the prior quarter, reflecting strong core performance and the successful close of our strategic acquisition.”

Mr. Laney added, “I’m proud of our first quarter execution and the meaningful progress our teams continue to make integrating our most recent acquisition.  Momentum across the organization reinforces our belief in our ability to prudently grow our earnings this year and surpass a projected $1.00 of earnings per share in the fourth quarter.”

Recent Acquisition

On January 7, 2026, the Company completed its acquisition of Vista Bancshares, Inc. (“Vista”), the holding company for Vista Bank, with operations in Dallas-Ft. Worth, Austin and Lubbock, Texas and Palm Beach, Florida. The acquisition added $1.9 billion in total loans and $2.2 billion in total deposits. The merger consideration totaled $377.7 million and consisted of $288.7 million in Class A common stock, par value $0.01 per share, of the Company and $89.0 million in cash. This acquisition further strengthens NBHC’s position as a premier regional bank and expands its footprint into the high-growth Dallas-Ft. Worth and Austin markets. Integrating NBHC’s product capabilities with the strength of Vista Bank’s relationship-banking model further enhances NBHC’s long-term growth strategy. Quarter-over-quarter and year-over-year results are impacted by the acquisition.

First Quarter 2026 Results

(All comparisons refer to the fourth quarter of 2025, except as noted)

Net income increased $4.8 million, or 29.7%, to $20.8 million, or $0.46 per diluted share, during the first quarter of 2026, compared to $16.0 million or $0.42 per diluted share. Fully taxable equivalent pre-provision net revenue increased $1.9 million to $32.1 million. The return on average tangible assets increased six basis points to 0.79%, and the return on average tangible common equity increased 117 basis points to 7.75%. Adjusting for $15.3 million of pre-tax acquisition and restructuring related expenses, adjusted net income increased $9.9 million, or 43.3%, to $32.6 million, or $0.72 per diluted share. Adjusted, the fully taxable equivalent pre-provision net revenue increased $8.5 million, or 21.7%, to $47.5 million. The adjusted return on average tangible assets increased 18 basis points to 1.20%, and the adjusted return on average tangible common equity increased 269 basis points to 11.79%.

Net Interest Income

Fully taxable equivalent net interest income increased $22.7 million, or 25.7%, to $111.0 million. Average earning assets increased $2.1 billion, or 23.2%, as a result of the acquisition of Vista and the quarter’s loan growth. The fully taxable equivalent net interest margin expanded 17 basis points to 4.06%, driven by a 24 basis point increase in earning asset yields.

Loans

Loans increased $2.2 billion, or 29.3%, to $9.6 billion at March 31, 2026. During the first quarter, organic loan growth totaled $285.3 million, or 12.4% annualized, compared to the combined balance sheet at the beginning of the quarter.  We generated record quarterly loan fundings of $805.5 million, led by commercial loan fundings of $446.5 million.

Asset Quality and Provision for Credit Losses

The Company maintains strong credit quality and takes a proactive approach to monitoring credit. The Company recorded provision expense of $4.0 million during the quarter, primarily driven by the quarter’s loan growth, compared to $9.1 million in the prior quarter. Annualized net charge-offs totaled 0.34%. Non-performing loans improved three basis points to 0.31% of total loans at March 31, 2026, and non-performing assets improved one basis point to 0.35% of total loans and OREO at March 31, 2026. The allowance for credit losses as a percentage of loans was 1.18% at March 31, 2026, consistent with the prior quarter.

Deposits

The Company maintains a low cost, diversified deposit franchise. Average total deposits increased $2.0 billion to $10.1 billion, and average transaction deposits (defined as total deposits less time deposits) increased $1.8 billion to $8.8 billion. The cost of deposits totaled 1.94%, compared to 1.92%. The loan to deposit ratio totaled 91.9% at March 31, 2026, compared to 89.6%. The mix of transaction deposits to total deposits increased 148 basis points to 87.6% at March 31, 2026.

Non-Interest Income

Non-interest income increased $3.5 million, or 24.6%, to $18.0 million. The first quarter benefited from a $0.2 million gain on security sales; the prior quarter included a $3.3 million loss on security sales driven by the Company’s strategic balance sheet management. Mortgage banking income increased $0.4 million.

Non-Interest Expense

Non-interest expense totaled $96.8 million, compared to $72.4 million in the fourth quarter of 2025, primarily driven by increased expenses from our recent acquisition. Included in the first quarter were acquisition and restructuring related expenses of $15.3 million, and included in the fourth quarter was acquisition-related expenses of $5.4 million. Adjusting for these items, the first quarter adjusted non-interest expense increased $14.5 million to $81.5 million, primarily due to an increase in core operating expenses driven by growth from our recent acquisition. The fully taxable equivalent efficiency ratio totaled 75.1%, compared to 70.6%. The fully taxable equivalent adjusted efficiency ratio improved ten basis points to 61.3%.

Income tax expense totaled $5.2 million, compared to $3.1 million in the previous quarter, driven by higher pre-tax income. The effective tax rate was 19.9%.

Capital

Common book value per share increased $0.58 to $37.25 at March 31, 2026, compared to December 31, 2025. Tangible book value per share totaled $26.01, compared to $27.80 at December 31, 2025, decreasing as a result of capital deployed for the Vista acquisition and share buybacks.

As reported earlier this quarter, the Company’s Board of Directors authorized a new stock repurchase program under which the Company may repurchase up to $100.0 million of its common stock. NBHC executed $16.1 million of share buybacks in the first quarter as part of its ongoing capital strategy. Capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 10.45%, and the common equity tier 1 capital ratio totaled 12.51% at March 31, 2026. Shareholders’ equity increased $279.8 million to $1.7 billion at March 31, 2026, compared to December 31, 2025, primarily due to the issuance of stock for the Vista acquisition.

Year-Over-Year Review

(All comparisons refer to the first quarter of 2025, except as noted)

Adjusted net income increased $8.4 million, or 34.6%, to $32.6 million, or $0.72 per diluted share. Adjusted, the fully taxable equivalent pre-provision net revenue increased $5.5 million, or 13.1%, to $47.5 million. The adjusted return on average tangible assets increased 11 basis points to 1.20%, and the adjusted return on average tangible common equity increased 115 basis points to 11.79%.

Fully taxable equivalent net interest income increased $22.4 million, or 25.3%, to $111.0 million. Average earning assets increased $1.9 billion, or 21.3%, including an increase in average loans of $1.6 billion driven by the Vista acquisition. The fully taxable equivalent net interest margin expanded 13 basis points to 4.06%, driven by a five basis point increase in earning asset yields and a nine basis point improvement in the cost of funds.

Loans outstanding increased $2.0 billion, or 25.7%, to $9.6 billion. New loan fundings over the trailing twelve months totaled $2.1 billion, led by commercial fundings of $1.4 billion.

The Company recorded $4.0 million of provision expense for credit losses, compared to $10.2 million in the first quarter of 2025. Net charge-offs totaled 0.34% of average total loans, compared to 0.80%. Non-performing loans improved 14 basis points to 0.31% of total loans at March 31, 2026, and non-performing assets improved 11 basis points to 0.35% of total loans and OREO at March 31, 2026. The allowance for credit losses as a percentage of loans totaled 1.18% at March 31, 2026, consistent with March 31, 2025.

Average deposits increased $1.9 billion to $10.1 billion, and average transaction deposits increased $1.6 billion to $8.8 billion compared to the first quarter of 2025. The mix of transaction deposits to total deposits increased 19 basis points to 87.6% at March 31, 2026.

Non-interest income increased $2.6 million, or 16.9%, to $18.0 million primarily driven by increases in our diversified sources of fee income including swap fee income, Cambr fee income, and trust income.

Non-interest expense totaled $96.8 million, which included $15.3 million of acquisition and restructuring expenses, compared to non-interest expense of $62.0 million in the first quarter of 2025. Excluding these items, the current quarter adjusted non-interest expense totaled $81.5 million, increasing from the first quarter of 2025 primarily due to growth from our recent acquisition. Occupancy and equipment expense increased $5.0 million primarily driven by the 2UniFi capitalized asset depreciation in connection with the launch of 2UniFi in the third quarter of 2025. The fully taxable equivalent adjusted efficiency ratio totaled 61.3%, compared to 57.7% in the first quarter of 2025.

Income tax expense totaled $5.2 million, compared to $5.6 million in the first quarter of 2025, and the effective tax rate was 19.9%, compared to 18.8% in the prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, April 22, 2026. The call may also include discussion of company developments, forward-looking statements and other material information about business and financial matters. Interested parties may listen to this call by dialing (800) 330-6710 using the participant passcode of 5153785 and asking for the NBHC Q1 2026 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 100 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah, Wyoming, New Mexico, Idaho, and Palm Beach, Florida. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Vista Bank and Hillcrest Bank; in Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; in Palm Beach, Florida, Vista Bank; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, vistabank.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these differences by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not discuss historical facts but instead relate to expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “projected,” “continuing,” “ongoing,” “expect,” “intend,” “goal,” “focus,” “maintains,” “future,” “ultimately,” “likely,” “ensure,” “strategy,” “objective,” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors, including, but not limited to, business and economic conditions along with external events, both generally and in the financial services industry; susceptibility to credit risk and fluctuations in the value of real estate and other collateral securing a significant portion of our loan portfolio, including with regards to real estate acquired through foreclosure, and the accuracy of appraisals related to such real estate; changes impacting monetary supply and the businesses of our clients and counterparties, including levels of market interest rates, inflation, currency values, monetary, fiscal, and international trade policy, and the volatility of trading markets; our ability to maintain sufficient liquidity to meet the requirements of deposit withdrawals and other business needs; our desire to raise additional capital in connection with strategic growth initiatives and our ability to access the capital markets when desired or on favorable terms; changes in the fair value of our investment securities can fluctuate due to market conditions outside of our control; our investments in financial technology companies and initiatives may subject us to material financial, reputational and strategic risks; the allowance for credit losses and fair value adjustments may be insufficient to absorb losses in our loan portfolio; any service interruptions, cyber incidents or other breaches relating to our technology systems, security systems or infrastructure or those of our third-party providers; the occurrence of fraud or other financial crimes within our business; competition from other financial services providers, including traditional financial institutions and financial technology companies, and the effects of disintermediation within the banking business including consolidation within the industry; changes to federal government lending programs like the Small Business Administration’s Preferred Lender Program and the Federal Housing Administration’s insurance programs, including the impact of changes in regulations, budget appropriations and a prolonged government shutdown on such programs; impairment of our mortgage servicing rights, disruption in the secondary market for mortgage loans, declines in real estate values, or being required to repurchase mortgage loans or reimburse investors; claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth business; our ability to manage and execute our organic growth and acquisition strategies, including our ability to realize the expected benefits of our acquisition strategies; developments in technology, such as artificial intelligence, the success of our digital growth strategy, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our clients’ expectations for convenience and security; our ability to integrate Vista Bank into our business may be more difficult, costly or time consuming than expected and we may fail to realize the anticipated benefits or cost savings of the merger; failure to obtain regulatory approvals or consummate attractive acquisitions or continue to increase organic loan growth would restrict our growth plans; the accuracy of projected operating results for assets and businesses we acquire as well as our ability to drive organic loan growth to replace loans in our existing portfolio with comparable loans as loans are paid down; our ability to comply with and manage costs related to extensive and potentially expanding government regulation and supervision, including current and future regulations affecting bank holding companies and depository institutions; our inability to execute our capital allocation strategy, including paying dividends or repurchasing shares, is subject to regulatory limitations; the application of any increased assessment rates imposed by the Federal Deposit Insurance Corporation; claims or legal action brought against us by third parties or government agencies; the loss of our executive officers and key personnel; changes to federal, state and local laws and regulations along with executive orders applicable to our business, including tax laws; and other factors, risks, trends and uncertainties described elsewhere in our other filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Dave Coons, SVP, Associate Director of Corporate Communications and Marketing, (816) 298-2214, dave.coons@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Total interest and dividend income	$159,151	$126,353	$129,963
Total interest expense	50,349	40,148	43,272
Net interest income	108,802	86,205	86,691
Taxable equivalent adjustment	2,182	2,059	1,910
Net interest income FTE(1)	110,984	88,264	88,601
Provision expense for credit losses	4,000	9,100	10,200
Net interest income after provision for credit losses FTE(1)	106,984	79,164	78,401
Non-interest income:
Service charges	4,192	4,109	4,118
Bank card fees	4,334	4,390	4,194
Mortgage banking income	2,742	2,328	3,315
Other non-interest income	6,465	6,954	3,749
Gain (loss) on security sales	246	(3,348)	—
Total non-interest income	17,979	14,433	15,376
Non-interest expense:
Salaries and benefits	56,970	38,447	34,362
Occupancy and equipment	15,834	13,173	10,837
Professional fees	2,232	6,175	1,423
Data processing	7,653	4,653	4,401
Other non-interest expense	11,684	8,054	9,017
Other intangible assets amortization	2,464	1,946	1,977
Total non-interest expense	96,837	72,448	62,017

Income before income taxes FTE(1)	28,126	21,149	31,760
Taxable equivalent adjustment	2,182	2,059	1,910
Income before income taxes	25,944	19,090	29,850
Income tax expense	5,151	3,054	5,619
Net income	$20,793	$16,036	$24,231
Earnings per share - basic	$0.46	$0.42	$0.63
Earnings per share - diluted	0.46	0.42	0.63
Common stock dividend	0.32	0.31	0.29

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2026	December 31, 2025	March 31, 2025
ASSETS
Cash and cash equivalents	$472,791	$417,058	$246,298
Investment securities available-for-sale	605,167	528,639	634,376
Investment securities held-to-maturity	757,350	651,732	706,912
Other securities	90,457	80,634	76,203
Loans	9,611,486	7,433,356	7,646,296
Allowance for credit losses	(113,477)	(87,415)	(90,192)
Loans, net	9,498,009	7,345,941	7,556,104
Loans held for sale	24,905	25,695	11,885
Other real estate owned	3,821	1,674	615
Premises and equipment, net	235,666	214,554	204,567
Goodwill	454,672	306,043	306,043
Intangible assets, net	67,375	48,337	54,489
Other assets	404,195	263,211	301,378
Total assets	$12,614,408	$9,883,518	$10,098,870
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,573,213	$2,204,241	$2,215,313
Interest bearing demand deposits	1,546,569	1,237,006	1,337,905
Savings and money market	5,044,181	3,701,616	3,812,312
Total transaction deposits	9,163,963	7,142,863	7,365,530
Time deposits	1,294,881	1,149,771	1,058,677
Total deposits	10,458,844	8,292,634	8,424,207
Securities sold under agreements to repurchase	16,991	17,350	20,749
Long-term debt	202,138	54,540	54,588
Federal Home Loan Bank advances	—	—	80,000
Other liabilities	271,560	133,880	190,018
Total liabilities	10,949,533	8,498,404	8,769,562
Shareholders' equity:
Common stock	588	515	515
Additional paid in capital	1,454,100	1,171,581	1,168,433
Retained earnings	578,522	572,461	521,939
Treasury stock	(320,269)	(315,397)	(301,531)
Accumulated other comprehensive loss, net of tax	(48,066)	(44,046)	(60,048)
Total shareholders' equity	1,664,875	1,385,114	1,329,308
Total liabilities and shareholders' equity	$12,614,408	$9,883,518	$10,098,870
SHARE DATA
Average basic shares outstanding	44,439,788	37,803,728	38,068,455
Average diluted shares outstanding	44,610,511	37,922,557	38,229,869
Ending shares outstanding	44,692,472	37,772,516	38,094,105
Common book value per share	$37.25	$36.67	$34.90
Tangible book value per share (non-GAAP)(1)	26.01	27.80	25.94
CAPITAL RATIOS
Average equity to average assets	13.84%	14.21%	13.35%
Tangible common equity to tangible assets(1)	9.60%	11.00%	10.13%
Tier 1 leverage ratio	10.45%	11.56%	10.89%
Common equity tier 1 risk-based capital ratio	12.51%	14.89%	13.61%
Tier 1 risk-based capital ratio	12.51%	14.89%	13.61%
Total risk-based capital ratio	15.78%	16.82%	15.49%

(1)	Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			March 31, 2026		March 31, 2026
			vs. December 31, 2025		vs. March 31, 2025
	March 31, 2026	December 31, 2025	% Change	March 31, 2025	% Change
Originated:
Commercial:
Commercial and industrial	$2,073,442	$1,948,332	6.4%	$1,871,301	10.8%
Municipal and non-profit	1,290,778	1,273,508	1.4%	1,116,724	15.6%
Owner-occupied commercial real estate	892,378	950,269	(6.1)%	1,026,692	(13.1)%
Food and agribusiness	185,368	208,009	(10.9)%	251,120	(26.2)%
Total commercial	4,441,966	4,380,118	1.4%	4,265,837	4.1%
Commercial real estate non-owner occupied	1,189,200	1,030,069	15.4%	1,136,176	4.7%
Residential real estate	974,316	927,663	5.0%	915,139	6.5%
Consumer	13,340	12,771	4.5%	11,955	11.6%
Total originated	6,618,822	6,350,621	4.2%	6,329,107	4.6%

Acquired:
Commercial:
Commercial and industrial	688,955	89,373	670.9%	105,493	553.1%
Municipal and non-profit	246	253	(2.8)%	271	(9.2)%
Owner-occupied commercial real estate	399,285	178,348	123.9%	198,339	101.3%
Food and agribusiness	46,295	20,061	130.8%	33,831	36.8%
Total commercial	1,134,781	288,035	294.0%	337,934	235.8%
Commercial real estate non-owner occupied	1,350,322	552,359	144.5%	659,680	104.7%
Residential real estate	506,257	242,036	109.2%	318,510	58.9%
Consumer	1,304	305	327.5%	1,065	22.4%
Total acquired	2,992,664	1,082,735	176.4%	1,317,189	127.2%
Total loans	$9,611,486	$7,433,356	29.3%	$7,646,296	25.7%

Loan Fundings(1)

	First quarter	Fourth quarter	Third quarter	Second quarter	First quarter
	2026	2025	2025	2025	2025
Commercial:
Commercial and industrial	$346,250	$237,813	$159,250	$133,402	$108,594
Municipal and non-profit	45,000	119,918	81,418	34,393	12,506
Owner occupied commercial real estate	49,556	66,798	42,362	47,233	37,762
Food and agribusiness	5,697	4,437	5,015	4,576	1,338
Total commercial	446,503	428,966	288,045	219,604	160,200
Commercial real estate non-owner occupied	268,021	96,482	81,136	56,770	65,254
Residential real estate	89,375	64,161	49,877	44,470	29,300
Consumer	1,583	1,399	2,142	1,823	970
Total	$805,482	$591,008	$421,200	$322,667	$255,724

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $65,273, $95,774, ($1,591), $15,490 and $21,752 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,324,783	$97,058	6.22%	$6,231,548	$98,545	6.27%	$6,335,931	$102,221	6.54%
Acquired loans	2,948,300	49,815	6.85%	1,128,992	17,227	6.05%	1,351,726	19,547	5.86%
Loans held for sale	18,556	284	6.21%	21,166	335	6.28%	19,756	349	7.16%
Investment securities available-for-sale	694,048	5,001	2.88%	640,239	4,281	2.67%	716,938	4,617	2.58%
Investment securities held-to-maturity	691,109	5,150	2.98%	673,344	4,909	2.92%	635,961	4,120	2.59%
Other securities	37,111	516	5.56%	31,110	368	4.73%	31,386	480	6.12%
Interest earning deposits	375,473	3,509	3.79%	272,509	2,747	4.00%	48,206	539	4.53%
Total interest earning assets FTE(2)	$11,089,380	$161,333	5.90%	$8,998,908	$128,412	5.66%	$9,139,904	$131,873	5.85%
Cash and due from banks	$99,579			$76,466			$77,237
Other assets	1,040,484			809,541			794,374
Allowance for credit losses	(97,098)			(87,862)			(95,492)
Total assets	$12,132,345			$9,797,053			$9,916,023
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$6,321,115	$37,187	2.39%	$4,848,541	$29,156	2.39%	$5,027,052	$32,511	2.62%
Time deposits	1,329,219	11,182	3.41%	1,154,614	10,272	3.53%	1,035,983	8,756	3.43%
Federal Home Loan Bank advances	8,333	152	7.40%	217	2	3.66%	107,151	1,105	4.18%
Other borrowings(3)	29,978	124	1.68%	29,602	200	2.68%	50,277	382	3.08%
Long-term debt	135,277	1,704	5.11%	54,720	518	3.76%	54,539	518	3.85%
Total interest bearing liabilities	$7,823,922	$50,349	2.61%	$6,087,694	$40,148	2.62%	$6,275,002	$43,272	2.80%
Demand deposits	$2,477,131			$2,151,701			$2,197,300
Other liabilities	152,030			165,095			119,806
Total liabilities	10,453,083			8,404,490			8,592,108
Shareholders' equity	1,679,262			1,392,563			1,323,915
Total liabilities and shareholders' equity	$12,132,345			$9,797,053			$9,916,023
Net interest income FTE(2)		$110,984			$88,264			$88,601
Interest rate spread FTE(2)			3.29%			3.04%			3.05%
Net interest earning assets	$3,265,458			$2,911,214			$2,864,902
Net interest margin FTE(2)			4.06%			3.89%			3.93%
Average transaction deposits	$8,798,246			$7,000,242			$7,224,352
Average total deposits	10,127,465			8,154,856			8,260,335
Ratio of average interest earning assets to average interest bearing liabilities	141.74%			147.82%			145.66%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,182, $2,059 and $1,910 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Beginning allowance for credit losses	$87,415	$88,280	$94,455
Allowance for credit loss at acquisition	29,462	—	—
Charge-offs	(7,757)	(10,435)	(15,251)
Recoveries	57	470	138
Provision expense for credit losses on loans	4,300	9,100	10,850
Ending allowance for credit losses ("ACL")	$113,477	$87,415	$90,192
Ratio of annualized net charge-offs (recoveries) to average total loans during the period	0.34%	0.54%	0.80%
Ratio of ACL to total loans outstanding at period end	1.18%	1.18%	1.18%
Ratio of ACL to total non-performing loans at period end	378.38%	350.90%	260.52%
Total loans	$9,611,486	$7,433,356	$7,646,296
Average total loans during the period	9,255,883	7,343,580	7,660,974
Total non-performing loans	29,990	24,912	34,620

Past Due and Non-accrual Loans

	March 31, 2026	December 31, 2025	March 31, 2025
Loans 90 days past due and still accruing interest	$26,858	$15,417	$1,012
Non-accrual loans	29,990	24,912	34,620
Total past due and non-accrual loans	$56,848	$40,329	$35,632
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.59%	0.54%	0.47%

Loans 30-89 days past due and still accruing interest	$21,624	$11,961	$17,003

Asset Quality Data

	March 31, 2026	December 31, 2025	March 31, 2025
Non-performing loans	$29,990	$24,912	$34,620
OREO	3,821	1,674	615
Total non-performing assets	$33,811	$26,586	$35,235
Total non-performing loans to total loans	0.31%	0.34%	0.45%
Total non-performing assets to total loans and OREO	0.35%	0.36%	0.46%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Return on average assets	0.70%	0.65%	0.99%
Return on average tangible assets(2)	0.79%	0.73%	1.09%
Adjusted return on average tangible assets(2)	1.20%	1.02%	1.09%
Return on average equity	5.02%	4.57%	7.42%
Return on average tangible common equity(2)	7.75%	6.58%	10.64%
Adjusted return on average tangible common equity(2)	11.79%	9.10%	10.64%
Loan to deposit ratio (end of period)	91.90%	89.64%	90.77%
Non-interest bearing deposits to total deposits (end of period)	24.60%	26.58%	26.30%
Net interest margin(3)	3.98%	3.80%	3.85%
Net interest margin FTE(3)(4)	4.06%	3.89%	3.93%
Interest rate spread FTE(4)(5)	3.29%	3.04%	3.05%
Yield on earning assets(6)	5.82%	5.57%	5.77%
Yield on earning assets FTE(4)(6)	5.90%	5.66%	5.58%
Cost of funds	1.98%	1.93%	2.07%
Cost of deposits	1.94%	1.92%	2.03%
Non-interest income to total revenue FTE(4)(7)	13.94%	14.05%	14.79%
Efficiency ratio FTE(4)	75.09%	70.55%	59.64%
Adjusted efficiency ratio FTE(2)(4)	61.28%	61.38%	57.74%
Pre-provision net revenue FTE(2)(4)	32,126	30,249	41,960
Adjusted pre-provision net revenue FTE(2)(4)	47,475	39,009	41,960

Total Loans Asset Quality Data(8)(9)
Non-performing loans to total loans	0.31%	0.34%	0.45%
Non-performing assets to total loans and OREO	0.35%	0.36%	0.46%
Allowance for credit losses to total loans	1.18%	1.18%	1.18%
Allowance for credit losses to non-performing loans	378.38%	350.90%	260.52%
Net charge-offs (recoveries) to average loans	0.34%	0.54%	0.80%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,182, $2,059 and $1,910 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(5)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(6)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(7)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income.
(8)	Non-performing loans consist of non-accruing loans.
(9)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Book Value Ratios

	March 31, 2026	December 31, 2025	March 31, 2025
Total shareholders' equity	$1,664,875	$1,385,114	$1,329,308
Less: goodwill and other intangible assets, net	(516,672)	(348,961)	(354,800)
Add: deferred tax liability related to goodwill	14,050	13,947	13,638
Tangible common equity (non-GAAP)	$1,162,253	$1,050,100	$988,146

Total assets	$12,614,408	$9,883,518	$10,098,870
Less: goodwill and other intangible assets, net	(516,672)	(348,961)	(354,800)
Add: deferred tax liability related to goodwill	14,050	13,947	13,638
Tangible assets (non-GAAP)	$12,111,786	$9,548,504	$9,757,708

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.20%	14.01%	13.16%
Less: impact of goodwill and other intangible assets, net	(3.60)%	(3.01)%	(3.03)%
Tangible common equity to tangible assets (non-GAAP)	9.60%	11.00%	10.13%

Tangible book value per share calculations:
Tangible common equity (non-GAAP)	$1,162,253	$1,050,100	$988,146
Divided by: ending shares outstanding	44,692,472	37,772,516	38,094,105
Tangible book value per share (non-GAAP)	$26.01	$27.80	$25.94

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income	$20,793	$16,036	$24,231
Add: adjustments, after tax (non-GAAP)(1)	11,814	6,712	—
Adjusted net income (non-GAAP)(1)	$32,607	$22,748	$24,231

Net income	$20,793	$16,036	$24,231
Add: impact of other intangible assets amortization expense, after tax (non-GAAP)	1,897	1,491	1,516
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$22,690	$17,527	$25,747

Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$22,690	$17,527	$25,747
Add: adjustments, after tax (non-GAAP)(1)	11,814	6,712	—
Net income excluding the impact of other intangible assets amortization expense, adjusted for acquisition-related expenses, restructuring expenses and loss on security sales, after tax (non-GAAP)(1)	$34,504	$24,239	$25,747

Average assets	$12,132,345	$9,797,053	$9,916,023
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill (non-GAAP)	(492,642)	(336,252)	(342,425)
Average tangible assets (non-GAAP)	$11,639,703	$9,460,801	$9,573,598

Average shareholders' equity	$1,679,262	$1,392,563	$1,323,915
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill (non-GAAP)	(492,642)	(336,252)	(342,425)
Average tangible common equity (non-GAAP)	$1,186,620	$1,056,311	$981,490

Return on average assets	0.70%	0.65%	0.99%
Adjusted return on average assets (non-GAAP)	1.09%	0.92%	0.99%
Return on average tangible assets (non-GAAP)	0.79%	0.73%	1.09%
Adjusted return on average tangible assets (non-GAAP)(1)	1.20%	1.02%	1.09%
Return on average equity	5.02%	4.57%	7.42%
Adjusted return on average equity (non-GAAP)	7.87%	6.48%	7.42%
Return on average tangible common equity (non-GAAP)	7.75%	6.58%	10.64%
Adjusted return on average tangible common equity (non-GAAP)(1)	11.79%	9.10%	10.64%

Adjustments:
Non-interest income adjustments:
Loss on security sales(2)	$—	$3,348	$—
Non-interest expense adjustments:
Acquisition-related expenses	14,342	5,412	—
Restructuring expenses(3)	1,007	—	—
Total adjustments before tax (non-GAAP)	15,349	8,760	—
Tax benefit impact	(3,535)	(2,048)	—
Total adjustments, after tax (non-GAAP)	$11,814	$6,712	$—

(1)	For details, refer to the “Adjustments” section at the bottom of the table.
(2)	Adjusted for the loss on security sales incurred as part of the Company's strategic balance sheet management during the fourth quarter of 2025.
(3)	Restructuring expenses are primarily related to banking center consolidation expenses.

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net interest income FTE(1)	$110,984	$88,264	$88,601

Non-interest income	$17,979	$14,433	$15,376
Add: loss on security sales	—	3,348	—
Adjusted non-interest income (non-GAAP)	$17,979	$17,781	$15,376

Non-interest expense	$96,837	$72,448	$62,017
Less: other intangible assets amortization	(2,464)	(1,946)	(1,977)
Less: acquisition-related expenses and restructuring expenses	(15,349)	(5,412)	—
Adjusted non-interest expense, excluding other intangible assets amortization (non-GAAP)	$79,024	$65,090	$60,040

Non-interest expense	$96,837	$72,448	$62,017
Less: acquisition-related expenses and restructuring expenses	(15,349)	(5,412)	—
Adjusted non-interest expense (non-GAAP)	$81,488	$67,036	$62,017

Efficiency ratio FTE(1)	75.09%	70.55%	59.64%
Adjusted efficiency ratio FTE (non-GAAP)(1)(2)	61.28%	61.38%	57.74%

Net income	$20,793	$16,036	$24,231
Add: income tax expense	5,151	3,054	5,619
Add: provision expense for credit losses	4,000	9,100	10,200
Add: impact of taxable equivalent adjustment	2,182	2,059	1,910
Pre-provision net revenue, FTE (non-GAAP)(1)	$32,126	$30,249	$41,960

Pre-provision net revenue, FTE (non-GAAP)(1)	$32,126	$30,249	$41,960
Add: acquisition-related expenses	14,342	5,412	—
Add: restructuring expenses	1,007	—	—
Add: loss on security sales	—	3,348	—
Adjusted pre-provision net revenue FTE (non-GAAP)(1)	$47,475	$39,009	$41,960

(1)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,182, $2,059 and $1,910 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(2)	Adjusted efficiency ratio FTE excludes other intangible assets amortization, acquisition-related expenses, restructuring expenses and loss on security sales.

Adjusted Net Income and Adjusted Earnings Per Share

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Adjustments to net income:
Net income	$20,793	$16,036	$24,231
Add: acquisition-related adjustments, after tax	11,039	4,147	—
Add: restructuring expenses, after tax	775	—	—
Add: loss on security sales, after tax	—	2,565	—
Adjusted net income (non-GAAP)	$32,607	$22,748	$24,231

Adjustments to earnings per share:
Earnings per share diluted	$0.46	$0.42	$0.63
Add: acquisition-related adjustments, after tax	0.24	0.11	—
Add: restructuring expenses, after tax	0.02	—	—
Add: adjustment for the loss on security sales, after tax	—	0.07	—
Adjusted earnings per share - diluted (non-GAAP)	$0.72	$0.60	$0.63